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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               ________________


                                   FORM 8-K



                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)  September 18, 1999

                                 ____________



                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)



            Maryland                       1-11437               52-1893632

(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        Incorporation)                                       Identification No.)


6801 Rockledge Drive, Bethesda, Maryland            20817
 (Address of principal executive offices)         (Zip Code)



                                (301) 897-6000
             (Registrant's telephone number, including area code)

                                 ____________


                                Not Applicable
            (Former name or address, if changed since last report)

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Item 5.  Other Events

    The Corporation is filing this Current Report on Form 8-K to provide the information contained in paragraphs one and two of the Corporation's press release, dated September 18, 1999. A copy of the press release is attached as
Exhibit 99 to this Form, and paragraphs one and two are incorporated herein by reference. The press release reports on the completion of the Corporation's tender offer for up to 49% of COMSAT Corporation. In the press release, the Corporation announced it has accepted for payment approximately 25,958,282 shares of COMSAT Corporation common stock tendered pursuant to its offer to purchase up to 49 percent of the outstanding shares of common stock of COMSAT, which, based on information provided by COMSAT, represents the maximum number for which it tendered. The shares are being purchased for cash at a price of $45.50 per share net to the seller without interest, for a total estimated consideration of $1.2 billion.

According to First Chicago Trust Company of New York, the depositary for the tender offer, as of 12:00 noon today, New York City time, the expiration date of the tender offer, its initial calculations show that approximately 47,839,634 shares, or approximately 90 percent of the outstanding shares had been tendered and not withdrawn prior to consummation of the offer, including 14,485,832 shares tendered pursuant to notices of guaranteed delivery. The depositary is expected to complete its calculation of the pro-rationing factor on our about September 27, 1999, but it is anticipated the pro-rationing factor will be approximately 54.261 percent. Payment for those shares accepted will be mailed promptly thereafter.



Item 7.  Financial Statements and Exhibits

    Exhibit No.        Description
    -----------        -----------


     99                Lockheed Martin Corporation Press Release dated
                       September 18, 1999.
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                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LOCKHEED MARTIN CORPORATION


                                    ___________________________________
                                    Stephen M. Piper
                                    Assistant Secretary


September 20, 1999


INDEX TO EXHIBITS

Exhibit No.           Description
-----------           -----------

     99               Lockheed Martin Corporation Press Release dated
                      September 18, 1999.